As filed with the Securities and Exchange Commission on January 18, 2017
Registration No. 333- 215426

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
Form S-3/A
(Amendment No. 1)
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
KINGSTONE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
____________________

Delaware	36-2476480
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
15 Joys Lane
Kingston, New York  12401
(845) 802-7900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
____________________
Barry B. Goldstein
President and Chief Executive Officer
Kingstone Companies, Inc.
15 Joys Lane
Kingston, New York  12401
(845) 802-7900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies of all communications, including communications sent to agent for service, should be sent to:

Fred Skolnik, Esq.
Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
(516) 296-7000
____________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 18, 2017

PROSPECTUS

Kingstone Companies, Inc.

$50,000,000 of Common Stock, Preferred Stock
and/or Debt Securities Offered by Us

700,000 Shares of Common Stock
Offered by the Selling Shareholders

We may offer, issue and sell, from time to time, in one or more offerings, the securities described in this prospectus.  The aggregate initial offering price of all securities sold under this prospectus by us will not exceed $50,000,000.  The selling shareholders may also offer and sell, from time to time, up to 700,000 shares of common stock.  We will not receive any of the proceeds from the sale of our common stock by the selling shareholders.

This prospectus describes the general terms of our securities and the general manner in which our securities will be offered by us or the selling shareholders. We will provide the specific terms of these offerings in supplements to this prospectus. We may authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement and any related free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

We or the selling shareholders may offer securities in amounts, at prices and on terms determined at the time of offering.  Our securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement.  No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on The NASDAQ Capital Market under the symbol "KINS."

_____________________

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" on page 3 and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is , 2017.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to as the SEC, using a "shelf" registration process. Under this shelf registration process, we may from time to time offer and sell any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount not to exceed $50,000,000, and the selling shareholders may also offer and sell, from time to time, up to 700,000 shares of common stock.
This prospectus provides you with a general description of the securities we and the selling shareholders may offer. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read the information in this prospectus, the applicable prospectus supplement, any free writing prospectus that we authorize for use in connection with this offering and the additional information incorporated by reference herein as provided for under the heading "Incorporation of Certain Information by Reference."
You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectuses that we authorize for use in connection with this offering. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the selling shareholders are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement, or any free writing prospectus that we authorize for use in connection with this offering is accurate or complete as of any date other than the dates of the applicable documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Obtain More Information." As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's web site or at the SEC's offices described below under the heading "Where You Can Obtain More Information."
Unless the context of this prospectus indicates otherwise, the terms "Kingstone," the "Company," "we," "us" or "our" refer to Kingstone Companies, Inc. and its consolidated subsidiaries. "KICO" refers to Kingstone Insurance Company, our principal operating subsidiary.

WHERE YOU CAN OBTAIN MORE INFORMATION
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, NE, Washington D.C. 20549. You may also obtain copies of these reports, proxy statements and other information from the Public Reference Room of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy statements, information and registration statements, and other information regarding us that we file electronically with the SEC. In addition, we make available, without charge, through our website, www.kingstonecompanies.com, electronic copies of various filings with the SEC, including copies of Annual Reports on Form 10-K. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate in this prospectus any information contained on our website. Our subsidiary, Kingstone Insurance Company, also has a website at www.kingstoneinsurance.com. The information on that website likewise is not and should not be considered part of this prospectus and is not incorporated in this prospectus by reference.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed "furnished" in accordance with SEC rules.
•	Our Annual Report on Form 10-K for the year ended December 31, 2015;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016;
•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016;
•	Our Current Report on Form 8-K filed on January 26, 2016;
•	Our Current Report on Form 8-K filed on February 9, 2016;
•	Our Current Report on Form 8-K filed on March 31, 2016;
•	Our Current Report on Form 8-K filed on April 15, 2016;
•	Our Current Report on Form 8-K filed on April 19, 2016;

•	Our Current Report on Form 8-K filed on July 11, 2016;
•	Our Current Report on Form 8-K filed on July 12, 2016;

•	Our Current Report on Form 8-K filed on August 12, 2016;
•	Our Current Report on Form 8-K filed on October 12, 2016; and
•	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 0-15362).
We also incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements on Schedule DEF 14A.
Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus, any prospectus supplement or any free writing prospectus that we authorize for use in connection with this offering modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any prospectus supplement except as so modified or superseded.
Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:
Kingstone Companies, Inc.
15 Joys Lane
Kingston, New York 12401
(845) 802-7900
RISK FACTORS
Investing in our securities involves risk. Please see the "Management's Discussion and Analysis of Financial Condition and Results of Operations – Factors That May Affect Future Results and Financial Condition" section in our most recent Annual Report on Form 10-K, along with any disclosure related to such factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these factors as well as all other information contained or incorporated by reference in this prospectus. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. Please also refer to the section below entitled "Special Cautionary Note Regarding Forward-Looking Statements."

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated by reference in this prospectus are "forward-looking statements" within the meaning of the protections of Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of invoking these safe harbor provisions.
Forward-looking statements are made based on our management's expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words "estimate," "project," "believe," "intend," "anticipate," "expect," "target," "plan," "may" and similar expressions. These forward-looking statements may include, among other things:
•	statements relating to projected growth, anticipated improvements in earnings, earnings per share, and other financial performance measures, and management's long-term performance goals;
•	statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;
•	statements relating to our business and growth strategies; and
•	any other statements which are not historical facts.
Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:
•	the risk of significant losses from catastrophes and severe weather events;
•	the inability to obtain an upgrade to our financial strength rating from A.M. Best or a downgrade in our rating;
•	adverse capital, credit and financial market conditions;
•	the unavailability of reinsurance at current levels and prices;
•	the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;

•	the credit risk of our reinsurers;
•	the inability to maintain the requisite amount of risk-based capital needed to grow our business;

•	the effects of climate change on the frequency or severity of weather events and wildfires;
•	risks related to the limited market area of our business;
•	risks related to a concentration of business in a limited number of producers;
•	legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;
•	limitations with regard to our ability to pay dividends;
•	the effects of competition in our market areas;
•	our reliance on certain key personnel;
•	risks related to security breaches or other attacks involving our computer systems or those of our vendors;
•	our reliance on information technology and information systems; and
•	further sales or other dilution of our equity, which may adversely affect the market price of our common stock.
You should not place undue reliance on any forward-looking statement. These risks and uncertainties should be considered in evaluating any forward-looking statement contained or incorporated by reference in this prospectus. All forward-looking statements speak only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.  We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In addition, our past results are not necessarily indicative of our future results.
THE COMPANY
We are a property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company, referred to as KICO, domiciled in the State of New York. We are a multi-line property and casualty insurance company writing business exclusively through independent retail and wholesale agents and brokers, referred to collectively as producers. We offer property and casualty insurance products to individuals and small businesses primarily in New York State. We are licensed to write insurance policies in New York, New Jersey, Pennsylvania, Connecticut, Texas and Rhode Island.
Our headquarters are located at 15 Joys Lane, Kingston, New York 12401. Our telephone number is (845) 802-7900. Our subsidiary, Kingstone Insurance Company, has a website at www.kingstoneinsurance.com and we maintain certain information on our website at www.kingstonecompanies.com. The information on those websites should not be considered part of this prospectus and is not incorporated in this prospectus by reference.

USE OF PROCEEDS
Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered securities will be used for general corporate purposes, including, without limitation, to contribute capital to KICO to support growth, including business expansion, and to finance possible acquisitions.
We will not receive any of the proceeds from the sale of our common stock by any selling shareholder.
The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.
DESCRIPTION OF SECURITIES WE OR THE
SELLING SHAREHOLDERS MAY OFFER
This prospectus contains summary descriptions of the common stock, preferred stock and debt securities that we or, in the case of common stock, the selling shareholders may offer from time to time.  These summary descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions thereof set forth in our restated certificate of incorporation, which we refer to as our charter, and our bylaws, each as amended to date. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.
Authorization
Our authorized capital stock consists of 22,500,000 shares of capital stock. We are authorized to issue 20,000,000 shares of common stock, par value $.01 per share, and 2,500,000 shares of preferred stock, par value $.01 per share.
As of December 31, 2016, there were 7,921,866 shares of common stock outstanding and no shares of preferred stock issued and outstanding.
Common Stock
Dividend Rights.    Subject to preferences that may be applicable to any shares of our preferred stock that may be issued, the holders of our common stock are entitled to share ratably in such dividends as may be declared by our board of directors out of funds legally available therefor.
As a Delaware corporation, we may not declare and pay dividends on our capital stock if the amount paid exceeds an amount equal to the surplus which represents the excess of our net assets over paid-in capital or, if there is no surplus, our net earnings for the current and/or immediately preceding fiscal year. Dividends cannot be paid from our net profits unless the paid-in capital represented by the issued and outstanding stock having a preference upon the distribution of our assets at the market value is intact. Under applicable Delaware case law, dividends may not be paid on our capital stock if we become insolvent or the payment of the dividend will render us insolvent. To the extent we pay dividends and we are deemed to be insolvent or inadequately capitalized, a bankruptcy court could direct the return of any dividends.

Our ability to pay cash dividends to our shareholders is also primarily dependent upon the cash dividends received from our subsidiary, KICO.
Voting Rights.    Each share of our common stock entitles its holder to one vote in the election of directors as well as all other matters to be voted on by shareholders. Holders of our common stock are entitled to cumulate their votes in the election of directors. This means that each shareholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected multiplied by the number of shares he is entitled to vote. A shareholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees.
No Preemptive Rights.    Holders of our common stock do not have any preemptive rights to subscribe for additional shares on a pro rata basis or otherwise when additional shares are offered for sale by us.
Liquidation Rights.    Subject to preferences that may be applicable to any shares of our preferred stock that may be issued, in the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, after payment of all of our debts and liabilities, all of our remaining assets available for distribution. In the event of any liquidation, dissolution or winding up of any subsidiary, the holding company, as the sole shareholder of the subsidiary's common stock, would be entitled to receive all remaining assets of that subsidiary available for distribution in cash or in kind after payment of all debts and liabilities of the subsidiary.
Other Rights.  Holders of our common stock have no preferences or conversion or exchange rights. Shares of our common stock will not be liable for further calls or assessments by us and are not subject to redemption. The holders of our common stock will not be liable for any of our liabilities.
Preferred Stock
Our board of directors has the authority, without further action by our shareholders, to issue from time to time the authorized preferred stock in one or more series, and to fix the number of shares, designations, preferences, powers, and other rights and qualifications, limitations or restrictions as our board of directors may authorize, including:
•	the distinctive designation of each series and the number of shares that will constitute the series;
•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;
•
the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;
•	any preferential amount payable upon shares of the series in the event of our liquidation, dissolution or winding up, or upon the distribution of any of our assets; and
•
the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

Depending upon the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.
 The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement.
Debt Securities

The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

We may issue debt securities from time to time in one or more series. We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior debt indenture and subordinated debt indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures.

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

We are a holding company and conduct substantially all of our operations through our subsidiary, KICO. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of KICO.  In addition, our right to participate as a stockholder in any distribution of assets of KICO (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of KICO.

The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture or supplemental indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

•	the title and form of the debt securities;

•	the ranking of the debt securities as compared to other debt;

•	the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person or persons to whom any principal or interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which the debt securities may be convertible into other securities;

•	whether the debt securities are entitled to the benefit of any sinking fund;

•	the identity of the trustee;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•
the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities are defeasible and the terms of such defeasance; and

•
any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

Certain Provisions Having Potential Anti-Takeover Effects
General.    The following is a summary of the material provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, and our charter and bylaws that address matters of corporate governance and the rights of shareholders. Certain of these provisions may delay or prevent takeover attempts not first approved by our board of directors (including takeovers which certain shareholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our company. All references to the charter and bylaws are to our charter and bylaws in effect on the date of this prospectus.

Filling Vacancies.    Vacancies occurring in our board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the remaining directors, even if less than a quorum.
Amendment of Bylaws.    Subject to certain restrictions described below, either our board of directors or our shareholders may amend or repeal our bylaws.
Special Meetings of Shareholders.    Our bylaws provide that special meetings of shareholders may be called only by a majority of our board of directors.
Authorized But Unissued Shares.    Delaware law does not require shareholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Preferred Stock.    Under the terms of our charter, our board of directors is authorized to issue shares of preferred stock in one or more series without shareholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to provide flexibility and eliminate delays associated with a shareholder vote on specific issues. However, the ability of our board of directors to issue preferred stock and determine its rights and preferences may have the effect of delaying or preventing a change in control, as described above under "Description of Securities We or the Selling Shareholders May Offer — Preferred Stock."
Advance Notification of Shareholder Nominations and Proposals.    Our bylaws establish advance notice procedures with respect to the nomination of persons for election as directors, other than nominations made by or at the direction of our board of directors, and shareholder proposals for business.
Shareholder Nominees.    In order for a shareholder to nominate a candidate for director, under our bylaws, timely notice of the nomination must be received by us in advance of the meeting.  To be timely, the notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; however, if less than 70 days' notice of the date of the meeting is given to shareholders and public disclosure of the meeting date, pursuant to a press release, is either not made at all or is made less than 70 days prior to the meeting date, notice by a shareholder to be timely made must be so received no later than the close of business on the tenth day following the earlier of the following:

•	the day on which the notice of the date of the meeting was made available to shareholders, or
•	the day on which such public disclosure of the meeting date was made.
The shareholder sending the notice of nomination must describe various matters, including such information as:
•	the name, age, business and residence addresses, occupation or employment and shares held by the nominee;
•	any other information relating to such nominee required to be disclosed in a proxy statement; and
•	the name, address and number of shares held by the shareholder.
 Shareholder Proposals.   In order for a shareholder to make a proposal at an annual meeting of shareholders, under our bylaws, timely notice must be received by us in advance of the meeting. To be timely, the proposal must be received by our Secretary at our principal executive offices on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the notice regarding the availability of proxy materials for the prior year's annual meeting of shareholders. If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a shareholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then the notice must be received a reasonable time before we mail the notice regarding the availability of proxy materials for the current year. A shareholder's notice must set forth as to each matter the shareholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:
•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting;
•	the name and address of the shareholder proposing such business;
•	the class and number of our shares which are beneficially owned by such shareholder; and
•	any material interest of such shareholder in such business.
Statutory and other Restrictions on Acquisition of our Capital Stock.   We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with an interested shareholder, unless:
•
prior to the time of the proposed action, the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•
upon completion of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the time of the proposed action, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board and in policies formulated by the board and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of our company.
Limitations on Director Liability
Our charter provides that our directors shall generally not be liable to us or any of our shareholders for monetary damages for breach of duty as a director. This provision will eliminate such liability except for (i) any breach of the director's duty of loyalty to us or to our shareholders, (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful payment of dividends or unlawful stock purchases or redemptions in violation of the DGCL, and (iv) any transaction from which the director derived an improper personal benefit.
Indemnification of Directors and Officers
Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the officer or director undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided by the DGCL is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any corporation's bylaws, agreement, vote or otherwise.
Our bylaws provide that we will to the fullest extent permitted by Section 145 of the DGCL indemnify all persons whom we may indemnify pursuant thereto.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the provisions discussed above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Transfer Agent
The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.
SELLING SHAREHOLDERS
The following table identifies the selling shareholders and indicates certain information known to us with respect to: (i) the number of shares of common stock beneficially owned by the selling shareholders prior to the offering of the shares of common stock covered by this prospectus; (ii) the maximum number of shares of common stock the selling shareholders may sell under this prospectus; (iii) the number of shares of common stock that the selling shareholders would own following the sale of all of the shares of common stock they may sell under this prospectus; and (iv) the percentage of the outstanding common stock that the selling shareholders would own following the sale of all of the shares of common stock they may sell under this prospectus.

The selling shareholders, or their pledgees, donees, assignees, transferees or other successors-in-interest, may sell some, all or none of their shares of common stock covered by this prospectus from time to time. We do not know how long the selling shareholders will hold their shares of common stock covered by this prospectus before selling them.  We currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares of common stock. We do not know when or in what amounts the selling shareholders may sell or otherwise dispose of the shares of common stock covered hereby.  As a result, we cannot estimate the number of shares that will be held by the selling shareholders after completion of the sale of shares of common stock covered by this prospectus.  However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus will be sold by the selling shareholders.  The percentages of common stock beneficially owned are based on 7,921,866 shares of common stock outstanding on December 31, 2016.

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Percentage of Class Prior to Offering	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common Stock Beneficially Owned After Offering		Percentage of Class After Offering
Barry B. Goldstein(1)	1,003,550	(11)(12)	12.4%	202,046	801,504	(12)	9.9%
Barry B. Goldstein Rollover IRA	23,400	(11)(13)	0.3%	23,400	0		-
Barry B. Goldstein Roth IRA	12,500	(11)(13)	0.2%	12,500	0		-
Lauren Goldstein(2)	144,161	(11)(13)	1.8%	70,993	73,168		0.9%
Jason Goldstein(3)	64,000		0.8%	31,517	32,483		0.4%
Amanda Goldstein(4)	50,000		0.6%	24,623	25,377		0.3%
Jack D. Seibald(5)	20,990	(11)(14) (15)	0.3%	10,008	10,982	(14)	0.1%
Jack D. and Stephanie Seibald(6)	113,000	(11)(16)	1.4%	55,647	57,353		0.7%
Jack D. Seibald IRA	174,824	(11)(16)	2.2%	86,093	88,731		1.1%
SDS Partners I, Ltd.(7)	100,000	(11)(16)	1.3%	49,245	50,755		0.6%
Jay M. Haft(8)	170,942	(11)(15)	2.2%	83,852	87,090		1.1%
Floyd R. Tupper(9)	28,850	(11)(15) (17)	0.4%	10,032	18,818	(17)	0.2%
Floyd R. Tupper IRA	27,467	(11)(18)	0.3%	27,467	0		-
Gail Tupper(10)	35,750	(11)(18)	0.5%	4,290	31,460		0.4%
Gail Tupper IRA	8,287	(11)(18)	0.1%	8,287	0		-
____________________

(1)	Barry B. Goldstein is our President, Chairman of the Board and Chief Executive Officer.
(2)	Lauren Goldstein is Mr. Goldstein's wife.
(3)	Jason Goldstein is Mr. Goldstein's son.
(4)	Amanda Goldstein is Mr. Goldstein's daughter and is one of our employees.
(5)	Jack D. Seibald is one of our directors.
(6)	Stephanie Seibald is Mr. Seibald's wife.
(7)	SDS Partners I, Ltd. is a limited partnership for which Mr. Seibald serves as a general partner.
(8)	Jay M. Haft is one of our directors.

(9)	Floyd R. Tupper is our Secretary and one of our directors.
(10)	Gail Tupper is Mr. Tupper's wife.
(11)	Based upon Schedule 13D filed under the Exchange Act and/or other information that is publicly available.

(12)
Includes 187,500 shares issuable upon the exercise of options that are exercisable currently or within 60 days.  Excludes (i) 35,900 shares held in retirement trusts for the benefit of Mr. Goldstein; and (ii) 144,161 shares owned by Mr. Goldstein's wife.  Such retirement trusts and Mr. Goldstein's wife are selling shareholders and their beneficial ownership of shares of common stock is reflected separately.  The shares held in the retirement trusts for the benefit of Mr. Goldstein and the shares owned by Mr. Goldstein's wife may be deemed to be beneficially owned by Mr. Goldstein for purposes of Sections 13(d) and 13(g) of the Exchange Act; however, this shall not be deemed an admission that Mr. Goldstein is a beneficial owner of such shares for such purposes.

(13)	Refer to footnote (12).
(14)
Excludes (i) 113,000 shares owned jointly by Mr. Seibald and his wife, Stephanie Seibald; (ii) 174,824 shares held in a retirement trust for the benefit of Mr. Seibald; and (iii) 100,000 shares owned by SDS Partners I, Ltd., a limited partnership for which Mr. Seibald serves as a general partner.  Pursuant to Schedule 13D, as amended, filed under the Exchange Act, Mr. Seibald has sole voting and dispositive power over 195,147 shares and shared voting and dispositive power over 213,000 shares.  Mr. Seibald and his wife jointly, the retirement trust for Mr. Seibald's benefit and SDS Partners I, Ltd. are selling shareholders and their beneficial ownership of shares of common stock is reflected separately.  The shares held in the retirement trust for the benefit of Mr. Seibald, the shares jointly owned with Mr. Seibald's wife and the shares owned by SDS Partners I, Ltd. may be deemed to be beneficially owned by Mr. Seibald for purposes of Sections 13(d) and 13(g) of the Exchange Act; however, this shall not be deemed an admission that Mr. Seibald is a beneficial owner of such shares for such purposes.

(15)	Includes 667 shares issuable within 60 days upon the vesting of restricted stock.
(16)	Refer to footnote (14).
(17)
Excludes (i) 27,467 shares held in a retirement trust for the benefit of Mr. Tupper; (ii) 35,750 shares owned by Mr. Tupper's wife; and (iii) 8,287 shares owned by a retirement trust for his wife's benefit.  Mr. Tupper's retirement trust, Mr. Tupper's wife and the retirement trust for her benefit are selling shareholders and their beneficial ownership of shares of common stock is reflected separately.  The shares held in the retirement trust for the benefit of Mr. Tupper, the shares owned by Mr. Tupper's wife and the shares owned by   the retirement trust for the benefit of Mr. Tupper's wife may be deemed to be beneficially owned by Mr. Tupper for purposes of Sections 13(d) and 13(g) of the Exchange Act; however, this shall not be deemed an admission that Mr. Tupper is a beneficial owner of such shares for such purposes.

(18)	Refer to footnote (17).

PLAN OF DISTRIBUTION
We or the selling shareholders may use this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize for use in connection with this offering to sell our securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling shareholders may sell our securities (1) through one or more underwriters or dealers, (2) through one or more agents, and/or (3) directly to one or more purchasers. We or the selling shareholders may distribute our securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market prices; or
•	negotiated prices.
We or the selling shareholders may solicit directly offers to purchase the securities being offered by this prospectus. We or the selling shareholders may also designate agents to solicit offers to purchase our securities from time to time. We will name in a prospectus supplement any underwriter, dealer or agent involved in the offer or sale of our securities.
We or the selling shareholders, or agents designated by us or the selling shareholders, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us or the selling shareholders to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements, which may be entered into with us or the selling shareholders, to indemnification by us or the selling shareholders against specific civil liabilities, including liabilities under the Securities Act. The agents may also be customers of, or may engage in transactions with or perform services for, us or the selling shareholders in the ordinary course of business.
If we or the selling shareholders utilize a dealer in the sale of the securities being offered by this prospectus, we or the selling shareholders will sell our securities to the dealer, as principal. The dealer may then resell our securities to the public at varying prices to be determined by the dealer at the time of resale.
If we or the selling shareholders utilize an underwriter in the sale of our securities being offered by this prospectus, we or the selling shareholders will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of our securities to the public. In connection with the sale of our securities, we or the selling shareholders, or the purchasers of our securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell our securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we or the selling shareholders pay to underwriters, dealers or agents in connection with the offering of our securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of our securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of our securities may be deemed to be underwriting discounts and commissions. We or the selling shareholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

To the extent that we or the selling shareholders make sales through one or more underwriters or agents in at-the-market offerings, we or the selling shareholders will do so pursuant to the terms of a sales agency agreement or other at-the-market offering arrangement between us or the selling shareholders and the underwriters or agents. If we or the selling shareholders engage in at-the-market sales pursuant to any such agreement, we or the selling shareholders will issue and sell our securities through one or more underwriters or agents. During the term of any such agreement, we or the selling shareholders may sell our securities on a daily basis in exchange transactions or otherwise as we or the selling shareholders agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we or the selling shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.
Our common stock is listed for trading on The NASDAQ Capital Market.  We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so.  To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales of our securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in other transactions with us or the selling shareholders, or perform other services for us or the selling shareholders, in the ordinary course of their business.
In order to comply with the securities laws of certain states, if applicable, the securities offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the securities offered by this prospectus may not be sold unless such securities have been registered or qualified for sale in these states or an exemption from registration or qualification is available.

LEGAL MATTERS
Except as otherwise provided in any prospectus supplement, the validity of the issuance of the securities to be offered by this prospectus will be passed upon for us by Certilman Balin Adler & Hyman, LLP, East Meadow, New York. As of December 31, 2016, members of Certilman Balin Adler & Hyman, LLP owned 32,098 shares of our common stock. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
Our consolidated financial statements as of December 31, 2015 and 2014 for the years then ended appearing in our Annual Report on Form 10-K for the year ended December 31, 2015 have been incorporated by reference in this prospectus in reliance upon the report of Marcum LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KINGSTONE COMPANIES, INC.

$50,000,000 of Common Stock, Preferred Stock
and/or Debt Securities Offered by Us
700,000 Shares of Common Stock
Offered by the Selling Shareholders

PROSPECTUS

                    , 2017

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses to be incurred by the registrant in connection with the issuance and distribution of the securities being offered hereby.   With the exception of the Securities and Exchange Commission registration fee, all fees and expenses set forth below are estimates.
Amount
Securities and Exchange Commission registration fee		$6,804
Accounting fees and expenses		*
Legal fees and expenses		*
Printing expenses		*
Miscellaneous expenses (including amounts paid to FINRA, NASDAQ and the transfer agent)		*
Total	$	*
___________________________ *These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the officer or director undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.
A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided by the DGCL is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any corporation's bylaws, agreement, vote or otherwise.

The registrant's bylaws provide that the registrant will to the fullest extent permitted by Section 145 of the DGCL indemnify all persons whom it may indemnify pursuant thereto.
 The form of Underwriting Agreement included as an exhibit to this registration statement, if applicable, provides for indemnification by the underwriter of the registrant and its officers and directors against certain liabilities.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the registrant's directors, officers and controlling persons under the provisions discussed above or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 16.	Exhibits.

(a)	The following exhibits are filed as part of this registration statement:

Exhibit No.
1.1	Form of Underwriting Agreement *
4.1	Form of Indenture
5.1	Opinion of Certilman Balin Adler & Hyman, LLP
23.1	Consent of Marcum LLP
23.2	Consent of Certilman Balin Adler & Hyman, LLP is included in the opinion of Certilman Balin Adler & Hyman, LLP, filed as Exhibit 5.1.
24.1**	Power of Attorney (included in Part II as part of the signature page of the Registration Statement)
25.1***	Statement of Eligibility and Qualification of Trustee on Form T-1 for Form of Indenture.
__________

*	If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.
**	Previously filed.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) if the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kingston, State of New York, on January 18, 2017.

KINGSTONE COMPANIES, INC.

By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of January 18, 2017.

Signature	Capacity
/s/ Barry B. Goldstein Barry B. Goldstein	President, Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
* Victor J. Brodsky	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
* Floyd R. Tupper	Secretary and Director
* Jay M. Haft	Director
* Jack D. Seibald	Director
* William L. Yankus	Director

*By: /s/ Barry B. Goldstein Barry B. Goldstein Attorney-In-Fact

EXHIBITS
TO REGISTRATION STATEMENT
ON
FORM S-3
KINGSTONE COMPANIES, INC.

EXHIBIT INDEX

Exhibit No.
1.1	Form of Underwriting Agreement *
4.1	Form of Indenture
5.1	Opinion of Certilman Balin Adler & Hyman, LLP
23.1	Consent of Marcum LLP
23.2	Consent of Certilman Balin Adler & Hyman, LLP is included in the opinion of Certilman Balin Adler & Hyman, LLP, filed as Exhibit 5.1.
24.1**	Power of Attorney (included in Part II as part of the signature page of the Registration Statement)
25.1***	Statement of Eligibility and Qualification of Trustee on Form T-1 for Form of Indenture.
 __________

*	If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.
**	Previously filed.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.